BRITISH
COLUMBIA
NUMBER: A-45685

CERTIFICATE
OF
CHANGE OF NAME

for an extraprovincial company

COMPANY ACT

I Hereby Certify that

CALLDIRECT CAPITAL CORP.

has this day filed documents evidencing its change of name to

OCEAN VENTURES INC.

Issued under my hand at Victoria, British Columbia
on January 16, 2001

[seal]

/s/ signed

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA